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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT




          SUBSIDIARY                                  ORGANIZED UNDER LAWS OF
      -------------------                          -----------------------------

ABIOMED Cardiovascular, Inc.                               Massachusetts
ABIOMED R&D, Inc.                                            Delaware
Abiomed Research & Development, Inc.                       Massachusetts
ABIODENT, Inc.                                               Delaware
ABD Holding, Inc.                                            Delaware
ABIOMED B.V.                                                Netherlands
Abiomed Limited Partnership                                Massachusetts